EXHIBIT 4.3


THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHO MAY BE AN EMPLOYEE OF SUCH HOLDER) REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER SAID ACT. THE OFFERING OF THIS SECURITY HAS NOT BEEN REVIEWED OR APPROVED BY ANY STATE'S SECURITIES ADMINISTRATOR. THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER ARE ALSO BENEFITED BY A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JUNE 25, 1997, BY AND AMONG THE COMPANY AND THE OTHER PARTIES LISTED THEREIN, A COPY OF WHICH IS ON FILE WITH THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                                                            Dated: June 25, 1997

                                     WARRANT

                   To Purchase 150,000 Shares of Common Stock


                             EXPIRING June 25, 2002

                  THIS IS TO CERTIFY THAT, for value received, INDOSUEZ CM II, INC., or registered assigns (the "Holder") is entitled to purchase from Styling Technology Corporation, a Delaware corporation (the "Company"), at any time or from time to time prior to 5:00 p.m., New York City time, on June 25, 2002 at the place where a Warrant Agency (as hereinafter defined) is located, at the Exercise Price (as hereinafter defined), the number of shares of Common Stock, par value $0.0001 per share (the "Common Stock"), of the Company shown above, all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described. This Warrant is one of one or more warrants (the "Warrants") of the same form and having the same terms as this Warrant.

                  Certain terms used in this Warrant are defined in Article V.

                                    ARTICLE I

                              EXERCISE OF WARRANTS


                  1.1 METHOD OF EXERCISE. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company, at the Warrant Agency, (a) this Warrant, (b) a written notice, in substantially the form of the Subscription Notice attached hereto, of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment of the Exercise Price with respect to such shares. Notwithstanding the foregoing, this Warrant shall be exercisable only, to the extent and at the time or times, that the Holder could legally take possession and title of such shares. Payment made pursuant to clause (c) above may be made, at the option of the Holder: (x) by cash, certified or bank cashier's check or wire transfer, (y) the surrender to the Company of securities of the Company having a value equal to the aggregate Exercise Price, as determined in good faith by the Company's board of directors, or (z) the delivery of a notice to the Company that the Holder is exercising this Warrant by authorizing the Company to reduce the number of shares of Common Stock subject to this Warrant by the number of shares having an aggregate value equal to the aggregate Exercise Price, as determined in good faith by the Company's board of directors.

                  The Company shall, as promptly as practicable and in any event within three Business Days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number and type of shares of Common Stock specified in said notice. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice or, if such notice shall not specify denominations, shall be in the amount of the number of shares of Common Stock for which the Warrant is being exercised, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice, subject to Section 1.4. Such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares, as of the date the aforementioned notice is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

                  1.2 SHARES TO BE FULLY PAID AND NONASSESSABLE. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes) and, if the Common Stock is then listed on any national securities exchanges (as defined in the Exchange Act) or quoted on NASDAQ within 120 days after completion of a public offering of the Company's Stock pursuant to a Registration Statement under the Securities Act, be duly listed or quoted thereon, as the case may be.

                  1.3 NO FRACTIONAL SHARES TO BE ISSUED. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon any exercise of this Warrant, and if the Company shall have elected not to issue such fraction of a share, in lieu of such fractional share the Company shall pay to the Holder, in cash, an amount equal to such fraction of the Fair Market Value per share of outstanding Common Stock of the Company on the Business Day immediately prior to the date of such exercise.

                  1.4 SHARE LEGEND. Each certificate for shares of Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE
         TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT

         REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER SAID ACT. THE OFFERING OF THIS SECURITY HAS NOT BEEN REVIEWED OR APPROVED BY ANY STATE SECURITIES ADMINISTRATOR. THIS SECURITY IS ALSO BENEFITED BY A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JUNE 25, 1997, BETWEEN THE COMPANY AND THE OTHER PARTIES LISTED THEREIN, A COPY OF WHICH IS ON FILE WITH THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE."

                  Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) reasonably satisfactory to the Company, the securities represented thereby are no longer subject to restrictions on resale under the Securities Act.

                  1.5 RESERVATION; AUTHORIZATION. The Company has reserved and will keep available for issuance upon exercise of the Warrants the total number of shares of Common Stock deliverable upon exercise of all Warrants from time to time outstanding. The issuance of such shares has been duly and validly authorized and, when issued and sold in accordance with the Warrants, such shares will be duly and validly issued, fully paid and nonassessable.


                                   ARTICLE II

                       WARRANT AGENCY; TRANSFER, EXCHANGE
                           AND REPLACEMENT OF WARRANTS


                  2.1 WARRANT AGENCY. At any time during which there are more than 25 holders of Warrants, if the Requisite Holders shall request appointment of an independent warrant agency with respect to the Warrants, the Company shall promptly appoint and thereafter maintain, at its own expense, an agency, which agency may be the Company's then existing transfer agent (the "Warrant Agency"), for certain purposes specified herein, and shall give prompt notice of such appointment (and appointment of any successor Warrant Agency) to all holders of Warrants. Until an independent Warrant Agency is so appointed, the Company shall perform the obligations of the Warrant Agency provided herein at its address set forth in Section 6.1 hereof or such other address as the Company shall specify by notice to all Warrantholders.

                  2.2 OWNERSHIP OF WARRANT. The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person other than the Warrant Agency) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

                  2.3 TRANSFER OF WARRANT. The Company agrees to maintain at the Warrant Agency books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder or his duly authorized agent or attorney, with (unless the Holder is the original Warrantholder) signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be cancelled. Notwithstanding the foregoing, a Warrant may be exercised by a new holder in accordance with the procedures set forth herein without having a new Warrant issued. The Warrant Agency shall not be required to register any transfers if the Holder fails to furnish to the Company, after a request therefor, an opinion of counsel reasonably satisfactory to the Company that such transfer is exempt from the registration requirements of the Securities Act; PROVIDED that the Company agrees not to request an opinion of counsel with respect to transfers by an affiliate of Credit Agricole Indosuez to its employees so long as such persons furnish documentation reasonably satisfactory to the Company.

                  2.4 DIVISION OR COMBINATION OF WARRANTS. This Warrant may be divided or combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.3 as to any transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  2.5 LOSS, THEFT,  DESTRUCTION OR MUTILATION OF WARRANTS.  Upon
receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company (the original Warrantholder's or any institutional Holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock as provided for in such lost, stolen, destroyed or mutilated Warrant.

                  2.6 EXPENSES OF DELIVERY OF WARRANTS. The Company shall pay all expenses, taxes (other than transfer taxes or income taxes of a Holder) and other charges payable in connection with the preparation, issuance and delivery of Warrants and shares issuable upon exercise of the Warrants hereunder.


                                   ARTICLE III

                                 CERTAIN RIGHTS


                  3.1 REGISTRATION RIGHTS. The Common Stock issuable upon exercise of this Warrant is entitled to the benefits of the Registration Rights Agreement dated as of June 25, 1997, by and among the Company and the other parties listed therein (the "Registration Rights Agreement"). The Company shall keep a copy of the Registration Rights Agreement, and any amendments thereto, at the Warrant Agency and shall furnish copies thereof to the Holder upon request.

                  3.2 CONTEST AND APPRAISAL RIGHTS. Upon each determination of Fair Market Value hereunder (other than a determination relating solely to setting the value of fractional shares), the Company shall promptly give notice thereof to all Warrantholders, setting forth in reasonable detail the calculation of such Fair Market Value and the method and basis of determination thereof, as the case may be. If the Requisite Holders shall disagree with such determination and shall, by notice to the Company given within 30 days after the Company's notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with this Section 3.2. In the event that a determination of Market Price, or a determination of Fair Market Value solely involving Market Price, is disputed, such dispute shall be submitted, at the Company's expense, to a New York Stock Exchange member firm selected by the Company and acceptable to the Warrantholders, whose determination of Fair Market Value and/or Market Price, as the case may be, shall be binding on the Company and the Warrantholders. In the event that a determination of Fair Market Value, other than a determination solely involving Market Price, is disputed, such dispute shall be resolved through the Appraisal Procedure.


                                   ARTICLE IV

                             ANTIDILUTION PROVISIONS


                  4.1 ADJUSTMENTS GENERALLY. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article IV.

                  4.2 COMMON STOCK REORGANIZATION. If the Company shall after the date of issuance of this Warrant subdivide its outstanding shares of Common Stock into a greater number of shares or consolidate its outstanding shares of Common Stock into a smaller number of shares (any such event being called a "Common Stock Reorganization"), then (a) the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (b) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

                  4.3 COMMON STOCK DISTRIBUTION. (a) If the Company shall after the date of issuance of this Warrant issue or otherwise sell or distribute any shares of Common Stock, otherwise than pursuant to a Common Stock Reorganization (any such event, including any event described in paragraphs (b) and (c) below, being herein called a "Common Stock Distribution"), if such Common Stock Distribution shall be for a consideration per share less than the Fair Market Value per share of outstanding Common Stock of the Company on the date of such Common Stock Distribution, or on the first date of the announcement of such Common Stock Distribution (whichever is less), then, effective upon such Common Stock Distribution, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of shares of Common Stock subject to purchase upon exercise of this Warrant by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding (and issuable upon exercise or conversion of outstanding options, warrants and convertible securities) immediately prior to such Common Stock Distribution plus the number of shares of Common Stock issued (or deemed to be issued pursuant to paragraphs (b) and (c) below) in such Common Stock Distribution and the denominator of which shall be an amount equal to the sum of
(A) the number of shares of Common Stock outstanding (and issuable upon exercise or conversion of outstanding options, warrants and convertible securities) immediately prior to such Common Stock Distribution, plus (B) the number of shares of Common Stock which the aggregate consideration, if any, received by the Company (determined as provided below) for such Common Stock Distribution would buy at the Fair Market Value thereof, as of the date immediately prior to such Common Stock Distribution or as of the date immediately prior to the date of announcement of such Common Stock Distribution (whichever is less). In the event of any such adjustment, the Exercise Price for each Warrant shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such Common Stock Distribution by the fraction used for purposes of the aforementioned adjustment.

                  The provisions of this paragraph (a), including by operation of paragraph (b) or (c) below, shall not operate to increase the Exercise Price or to reduce the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

                  (b) If the Company shall after the date of issuance of this Warrant issue, sell, distribute or otherwise grant in any manner (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Fair Market Value per share of outstanding Common Stock of the Company on the date of granting such Options or on the date of announcement thereof (whichever is less), then for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the number of shares of Common Stock purchasable upon the exercise of this Warrant or of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

                  (c) If the Company shall after the date of issuance of this Warrant issue, sell or otherwise distribute or grant (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by the Company as consideration for the issue, sale or distribution of such Convertible Securities, plus, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Fair Market Value per share of outstanding Common Stock of the Company on the date of such issue, sale or distribution or on the date of announcement thereof (whichever is less), then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issue, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the number of shares of Common Stock purchasable upon exercise of this Warrant or of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

                  (d) If the purchase price provided for in any Option referred to in paragraph (b) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (b) or (c) above, or the rate at which any Convertible Securities referred to in paragraph (b) or (c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against, and having the effect of protecting against, dilution upon an event which results in a related adjustment pursuant to this Article IV), the number of shares of Common Stock purchasable upon exercise of this Warrant and the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the number of shares of Common Stock purchasable upon exercise of this Warrant and the Exercise Price which would then be in effect had the adjustment made upon the issue, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be; PROVIDED, HOWEVER, that such readjustment shall give effect to such change only with respect to such Options and Convertible Securities as then remain outstanding. If, at any time after any adjustment of the number of shares of Common Stock purchasable upon exercise of each Warrant or the Exercise Price shall have been made pursuant to this Article IV on the basis of the issuance of any Option or Convertible Securities or after any new adjustments of the number of shares of Common Stock purchasable upon exercise of each Warrant or the Exercise Price shall have been made pursuant to this paragraph, the right of conversion, exercise or exchange in such Option or Convertible Securities shall expire or terminate, and the right of conversion, exercise or exchange in respect of a portion of such Option or Convertible Securities shall not have been exercised, such previous adjustment shall be rescinded and annulled. Thereupon, a recomputation shall be made of the effect of such Option or Convertible Securities on the basis of treating the number of shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such right of conversion, exercise or exchange as having been issued on the date or dates of such conversion, exercise or exchange and for the consideration actually received and receivable therefor, and treating any such Option or Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of any such issuance for the consideration per share for which shares of Common Stock are issuable under such Option or Convertible Securities; and, if and to the extent called for by the foregoing provisions of this Section on the basis aforesaid, a new adjustment of the number of shares of Common Stock purchasable upon exercise of each Warrant and the Exercise Price shall be made, which new adjustment shall supersede (effective only with respect to any exercise of this Warrant after such readjustment) the previous adjustment so rescinded and annulled.

                  (e) If the Company shall after the date of issuance of this Warrant pay a dividend or make any other distribution upon any capital stock of the Company payable in Common Stock, Options or Convertible Securities, then, for purposes of paragraph (a) above, such Common Stock, Options or Convertible Securities, as the case may be, shall be deemed to have been issued or sold without consideration.

                  (f) If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor prior to deduction of any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration, prior to deduction of any expenses incurred and any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the nonsurviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for consideration to be determined pursuant to the Appraisal Procedure.

                  (g) If the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue, sale, distribution or grant of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (h) For purposes of determining whether any adjustment is required pursuant to this Article IV, any security of the Company having rights substantially equivalent to the Common Stock as to dividends or upon liquidation, dissolution or winding up of the Company shall be treated as if such security were Common Stock.

                  4.4 DIVIDENDS. If the Company shall after the date of issuance of this Warrant issue or distribute to all or substantially all holders of shares of Common Stock evidences of indebtedness, any other securities of the Company or any property, assets or cash, and if such issuance or distribution does not constitute a Common Stock Reorganization or a Common Stock Distribution (any such nonexcluded event being herein called a "Dividend"), (i) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased (but not decreased), effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Dividend, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Dividend by a fraction, the numerator of which shall be the Fair Market Value per share of outstanding Common Stock on such record date and the denominator of which shall be the Fair Market Value per share of outstanding Common Stock of the Company on such record date less the then Fair Market Value of the evidences of indebtedness, securities, cash, or property or other assets issued or distributed in such Dividend with respect to one share of Common Stock, and (ii) the Exercise Price shall be decreased (but not increased) to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock subject to purchase upon exercise of this Warrant immediately before such Dividend and the denominator of which shall be the number of shares of Common Stock subject to purchase upon exercise of this

Warrant immediately after such Dividend. If after the date of issuance of this Warrant the Company repurchases shares of Common Stock for a per share consideration which exceeds the Fair Market Value (as calculated immediately prior to such repurchase), then the number of shares of Common Stock purchasable upon exercise of this Warrant and the Exercise Price shall be adjusted in accordance with the foregoing provisions, as if, in lieu of such repurchases, the Company had (I) distributed a Dividend having a Fair Market Value equal to the Fair Market Value of all property and cash expended in the repurchases, and
(II) effected a reverse split of the Common Stock in the proportion required to reduce the number of shares of Common Stock outstanding from (A) the number of such shares outstanding immediately before such first repurchase to (B) the number of such shares outstanding immediately following all the repurchases.

                  4.5 CAPITAL REORGANIZATION. If after the date of issuance of this Warrant there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization or a change in par value), in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if this Warrant had been exercised immediately prior to such Capital Reorganization, assuming such holder (i) is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or conveyance was made, as the case may be ("constituent person"), or an Affiliate of a constituent person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Capital Reorganization (provided that if the kind or amount of securities, cash or other property receivable upon such Capital Reorganization is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or conveyance by other than a constituent person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section the kind and amount of shares of stock and other securities or other property (including cash) receivable upon such Capital Reorganization shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to each Warrantholder and to the Warrant Agency an agreement as to the Warrantholder's rights in accordance with this Section 4.5, providing for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. The provisions of this Section 4.5 shall similarly apply to successive Capital Reorganizations.

                  4.6 CERTAIN OTHER EVENTS. If any event occurs after the date of issuance of this Warrant as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of this Warrant, or otherwise adversely affect the Warrantholders.

                  4.7 ADJUSTMENT  RULES. (a) Any adjustments  pursuant to this
Article IV shall be made successively whenever an event referred to herein shall occur.

                  (b) If the Company shall set a record date to determine the holders of shares of Common Stock for purposes of a Common Stock Reorganization, Common Stock Distribution, Dividend or Capital Reorganization, and shall legally abandon such action prior to effecting such Action, then no adjustment shall be made pursuant to this Article IV in respect of such action.

                  (c) No adjustment in the amount of shares purchasable upon exercise of this Warrant or in the Exercise Price shall be made hereunder unless such adjustment increases or decreases such amount or price by one percent or more, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall serve to adjust such amount or price by one percent or more.

                  (d) No adjustment in the Exercise Price shall be made hereunder if such adjustment would reduce the exercise price to an amount below par value of the Common Stock, which par value shall initially be $0.0001 per share of Common Stock.

                  (e) No adjustment shall be made pursuant to this Article IV in respect of the issuance (or deemed issuance) or repurchase of shares of Common Stock in connection with the exercise of the Warrants.

                  4.8 PROCEEDINGS PRIOR TO ANY ACTION REQUIRING ADJUSTMENT. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article IV, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the holders of Warrants are entitled to receive upon exercise thereof.

                  4.9 NOTICE OF ADJUSTMENT. Not less than 20 nor more than 60 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Article IV, the Company shall give notice to each Warrantholder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to each Warrantholder of such adjustment and computation promptly after such adjustment becomes determinable.


                                    ARTICLE V

                                   DEFINITIONS


                  The following terms, as used in this Warrant, have the following respective meanings:

                  "Appraisal   Procedure"   means  a   procedure   whereby   two
independent appraisers, one chosen by the Company and one by the Requisite Holders, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholders; otherwise the average of all three determinations shall be binding and conclusive on the Company and the Warrantholders. The costs of conducting any Appraisal Procedure shall be borne by the Warrantholders requesting such Appraisal Procedure, except
(a) the fees and expenses of the appraiser appointed by the Company and any costs incurred by the Company shall be borne by the Company, (b) the fees and expenses of the appraiser appointed by the Requisite Holders and any costs incurred by the Requisite Holders shall be borne by the Requisite Holders, and
(c) the fees and expenses of a third appraiser shall be borne equally by the Company and the Requisite Holders, provided that if such Appraisal Procedure shall result in a determination that is disparate by 5% or more to the benefit of the holder from the Company's initial determination, all costs of conducting such Appraisal Procedure shall be borne by the Company.

                  "Business Day" shall mean (a) if any class of Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which such class of Common Stock is listed or admitted to trading is open for business or (b) if no class of Common Stock is so listed or admitted to trading, a day on which any New York Stock Exchange member firm is open for business.

                  "Capital Reorganization" shall have the meaning set forth in
Section 4.5.

                  "Closing  Price" with respect to any security on any day means
(a) if such security is listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class of security is listed or admitted to trading, or (b) if such security is not listed or admitted to trading on any national securities exchange, the last quoted sales price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such day as reported by NASDAQ or any comparable system then in use or, if not so reported, as reported by any New York Stock Exchange member firm reasonably selected by the Company for such purpose.

                  "Common Stock" shall have the meaning set forth in the first paragraph of this Warrant subject to adjustment pursuant to Article IV.

                  "Common Stock Distribution" shall have the meaning set forth in Section 4.3(a).

                  "Common Stock Reorganization" shall have the meaning set forth in Section 4.2.

                  "Company" shall have the meaning set forth in the first paragraph of this Warrant.

                  "Convertible Securities" shall have the meaning set forth in
Section 4.3(b).

                  "Dividend" shall have the meaning set forth in Section 4.4.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

                  "Exercise Price" shall mean $10.18 per share of Common Stock acquired pursuant to the exercise of this Warrant.

                  "Fair Market Value" means the fair market value of the business or property in question, as determined in good faith by the Board of Directors of the Company, provided, however, that the Fair Market Value of any security for which a Closing Price is available shall be the Market Price of such security. The Fair Market Value of the Common Stock shall be the Fair Market Value of the entire equity interest in the Company and its subsidiaries as a going concern, minus the Fair Market Value of the Company's equity securities (if any) entitled to a preference over the Common Stock in the event of a liquidation of the Company. Notwithstanding the foregoing, if, at any date of determination of the Fair Market Value of the entire equity interest in the

Company, the Common Stock of any class shall then be publicly traded, the Fair Market Value of the Company on such date shall be the Market Price on such date multiplied by the number of shares of Common Stock on a fully diluted basis, giving effect to any consideration to be paid to the Company in connection with the exercise or conversion of any security.

                  "Holder" shall have the meaning set forth in the first paragraph of this Warrant.

                  "Market Price" with respect to any security on any day means the average of the daily Closing Prices of a share or unit of such security for the 10 consecutive Business Days ending on the most recent Business Day for which a Closing Price is available; provided, however, that in the event that, in the case of Common Stock, the Market Price is determined during a period following the announcement by the Company of (A) a dividend or distribution of Common Stock, or (B) any subdivision, combination or reclassification of Common Stock and prior to the expiration of 20 Business Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of Common Stock.

                  "NASD" means The National Association of Securities Dealers, Inc.

                  "NASDAQ"  means  The  National   Association  of  Securities
Dealers, Inc. Automated Quotation System.

                  "Options"  shall  have the  meaning  set  forth  in  Section
4.3(b).

                  "Registration Rights Agreement" shall have the meaning set forth in Section 3.1.

                  "Requisite Holders" means the holders of Warrants to purchase a majority of the shares of Common Stock issuable upon exercise of the Warrants (excluding Warrants held by the Company or any of its subsidiaries) at the time outstanding.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

                  "Warrant Agency" shall have the meaning set forth in Section 2.1.

                  "Warrantholder" means a holder of a Warrant.

                  "Warrants" shall have the meaning set forth in the first paragraph of this Warrant.


                                   ARTICLE VI

                                  MISCELLANEOUS


                  6.1 NOTICES. All notices, requests, consents and other communications provided for herein shall be in writing and shall be effective upon delivery in person, faxed, or mailed by certified or registered mail, return receipt requested, postage pre-paid, addressed as follows:

                  (i)  if  to  the   Company,   to  1146  South  Cedar  Ridge,
          Duncanville, Texas 75137, Attention: Richard R. Ross; with a copy to O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., One East Camelback Road, Phoenix, Arizona 85012, Attention: Robert S. Kant, Esq.;

                  (ii) if to an initial Holder of Warrants, to such Holder c/o Credit Agricole Indosuez at 1211 Avenue of the Americas, 7th Floor, New York, New York 10036, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: John Schuster, Esq., and if to any subsequent Holder of Warrants, to it at such address as may have been furnished to the Company in writing by such Holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Warrants) or to the Holders of Warrants (in the case of the Company) in accordance with the provisions of this paragraph.

                  6.2 WAIVERS; AMENDMENTS. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Requisite Holders; provided, however, that no such amendment, modification or waiver shall, without the written consent of each Warrantholder whose interest might be adversely affected by such amendment, modification or waiver, (a) change the number of shares of Common Stock subject to purchase upon exercise of this Warrant, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of this Section or Articles III or IV. The provisions of the Registration Rights Agreement may be amended, modified or waived only in accordance with the respective provisions thereof.

                  Any such amendment, modification or waiver effected pursuant to this Section or the applicable provisions of the Registration Rights Agreement shall be binding upon the holders of all Warrants and Warrant Shares, upon each future holder thereof and upon the Company. In the event of any such amendment, modification or waiver the Company shall give prompt notice thereof to all Warrantholders and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

                  No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  6.3 GOVERNING LAW. This Warrant shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of law.

                  6.4 SURVIVAL OF AGREEMENTS; REPRESENTATIONS AND WARRANTIES ETC. All representations, warranties and covenants made by the Company herein or in any certificate or other instrument delivered by or on behalf of it in connection with the Warrants shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrants, regardless of any investigation made by the Holder, and shall continue in full force and effect so long as any Warrant is outstanding. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

                  6.5 COVENANTS TO BIND SUCCESSOR AND ASSIGNS. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

                  6.6 SEVERABILITY. In case any one or more of the provisions contained in the Registration Rights Agreement or this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  6.7 SECTION HEADINGS. The sections headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

                  6.8 NO RIGHTS AS STOCKHOLDER. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company.

                  6.9 NO IMPAIRMENT. The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not, directly or indirectly, increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its commercially reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  IN WITNESS WHEREOF, Styling Technology Corporation has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, and attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

                                           STYLING TECHNOLOGY CORPORATION


                                     By:
                                        ---------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------

Attest:

---------------------------------
Name:
     ----------------------------
Title:
      ---------------------------

                               SUBSCRIPTION NOTICE

                    (To be executed upon exercise of Warrant)

                  TO                       :

                  The undersigned hereby irrevocably elects to exercise the right to purchase represented by the attached Warrant for, and to purchase thereunder, _________________ shares of Common Stock, as provided for therein, and tenders herewith payment of the Exercise Price in full in accordance with the terms of the attached Warrant.

                  Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations:




                  If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.

Dated:  _____________, 19__


                                           _____________________________________
                                           Note:  The above signature should
                                                  correspond exactly with the
                                                  name on the face of the
                                                  attached Warrant or with the
                                                  name of the assignee appearing
                                                  in the assignment form below.

                                   ASSIGNMENT

                   (To be executed upon assignment of Warrant)


                  For  value  received,   ______________________________  hereby
sells,  assigns and  transfers  unto  __________________  the attached  Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney to transfer said Warrant on the books of ____________________, with full power of substitution in the premises.

                                            ____________________________________
                                            Note: The  above  signature   should
                                                  correspond  exactly  with  the
                                                  name   on  the   face  of  the
                                                  attached Warrant.